EXHIBIT 10.10
GLOBAL AMENDMENT TO
PHANTOM UNIT AGREEMENTS
UNDER THE WESTLAKE CHEMICAL PARTNERS LP
LONG-TERM INCENTIVE PLAN

This Global Amendment to Phantom Unit Agreements under the Westlake Chemical Partners LP Long-Term Incentive Plan is hereby adopted by Westlake Chemical Partners GP LLC, a Delaware limited liability company (the “General Partner”), as of [●], 2016 (the “Effective Date”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Westlake Chemical Partners LP Long-Term Incentive Plan (the “LTIP”).
WHEREAS, the General Partner has previously granted Phantom Units under the LTIP to Directors pursuant to the terms and conditions of Phantom Unit Agreements (collectively, the “Outstanding Phantom Unit Agreements”) between the General Partner and such Directors (the “Director Grantees”);
WHEREAS, pursuant to the LTIP and the Outstanding Phantom Unit Agreements, the terms and conditions of the Outstanding Phantom Unit Agreements may be amended without the consent of any Director Grantee, provided that such amendment does not materially reduce the benefits to any Director Grantee who holds an Award subject to such amendment; and
WHEREAS, the General Partner desires to amend each Outstanding Phantom Unit Agreement to provide for the ability for the Director Grantees to elect to receive settlement of the Phantom Units granted thereunder in cash or Units.
NOW, THEREFORE, in consideration of the foregoing, effective as of the Effective Date, the Outstanding Phantom Unit Agreements are hereby amended as follows:
Section 4 is hereby deleted in its entirety and replaced with the following:
“Settlement of Phantom Units. As soon as administratively practicable after the vesting of a Phantom Unit, but not later than 30 days thereafter, the General Partner will pay, or cause to be paid, to the Director a cash payment equal to the Fair Market Value of a Unit on the date such Phantom Unit becomes vested in settlement of such Phantom Unit; provided, however, that, subject to compliance with the Partnership’s insider trading policies and all applicable laws, the Director may elect, in accordance with an executed election on the form prescribed by the Committee (the “Election Form”), to have all or a portion of the Phantom Units that vest on the Vesting Date be settled in Units in lieu of cash by delivering to the Committee an executed Election Form no earlier than 90 days and no later than 30 days prior to the Vesting Date.”

Except as expressly amended hereby, the Phantom Unit Agreements shall remain in full force and effect and are specifically ratified and reaffirmed.